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                                                                      EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

NAME                                       JURISDICTION OF INCORPORATION
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
Integra Bank NA                            United States
* IBNK Leasing Corp.                       State of Indiana
* Integra Illinois Investment Co., LLC     State of Delaware
** Integra Loan Company, LLC               State of Delaware
*** Total Title Services, LLC              State of Indiana
Integra Capital Trust II                   State of Delaware
Integra Capital Statutory Trust III        State of Connecticut
Integra Reinsurance Company, LTD           Turks and Caicos Islands

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*     - Wholly owned subsidiary of Integra Bank NA

**    - Ninety-nine percent owned by Integra Illinois Investment Co., LLC and one percent owned by Integra Bank NA

***   - Sixty percent ownership by Integra Bank NA